                                  SCHEDULE 14A

                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
 _
|_| Preliminary Proxy Statement             |_|  Confidential, For use of the
 _                                               Commission Only (as permitted
|X| Definitive Proxy Statement                   by Rule 14a-6(e)(2))
 _
|_| Definitive Additional Materials
 _
|_| Soliciting Material Under Rule 14a-12

                           Aftermarket Technology Corp.

-------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                              Not Applicable

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
 _
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     |_| Fee paid previously with preliminary materials:
 _
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Aftermarket Technology Corp. on Wednesday, May 10, 2000, at 9:00 a.m. Central time at the Hilton Lisle/Naperville, 3003 Corporate West Drive, Lisle, Illinois. Your Board of Directors and management look forward to greeting those stockholders who attend the meeting.

At this meeting you will be asked to elect directors of the Company and approve the adoption of a new stock incentive plan. Your Board of Directors recommends a vote FOR these proposals. The reasons for the Board's recommendation, as well as other important information, are contained in the accompanying Proxy Statement. You are urged to read the Proxy Statement carefully.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date and mail the enclosed proxy card at your earliest convenience.

Your interest and participation in the affairs of the Company are greatly appreciated.

/s/ Michael T. DuBose


Michael T. DuBose
CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF EXECUTIVE OFFICER

March 31, 2000

                         AFTERMARKET TECHNOLOGY CORP.

                        ONE OAK HILL CENTER, SUITE 400
                           WESTMONT, ILLINOIS 60559

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------



To the Stockholders of
Aftermarket Technology Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aftermarket Technology Corp., a Delaware corporation (the "Company"), will be held at the Hilton Lisle/Naperville, 3003 Corporate West Drive, Lisle, Illinois on Wednesday, May 10, 2000, at 9:00 a.m., Central time, for the purposes of considering and acting upon the following:

1. election of ten directors to hold office until the 2001 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2. approval of the adoption of the 2000 Stock Incentive Plan; and

3. transaction of such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 22, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                            By Order of the Board of Directors,


                                            /s/ Joseph Salamunovich

                                            Joseph Salamunovich
                                            Secretary

Dated:  March 31, 2000

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        AFTERMARKET TECHNOLOGY CORP.

                       ONE OAK HILL CENTER, SUITE 400
                          WESTMONT, ILLINOIS 60559

                           ---------------------

                               PROXY STATEMENT

                           ---------------------

                      ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 10, 2000

                           SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aftermarket Technology Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Hilton Lisle/Naperville, 3003 Corporate West Drive, Lisle, Illinois, on May 10, 2000 at 9:00 a.m., Central time, and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 3, 2000.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited by directors, officers and other regular employees of the Company, none of whom will receive any additional compensation for such solicitation. Proxies may be solicited in person or by telephone. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

                                      VOTING

         The close of business on March 22, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding 20,566,812 shares of the Company's Common Stock, $.01 par value ("Common Stock"). A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Meeting. Each share of Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Meeting. In all matters other than the election of directors, the affirmative vote of a majority of the issued and outstanding shares of Common Stock will be the act of stockholders. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. If a broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as present for purposes of determining the existence of a quorum but will not be considered as present and entitled to vote with respect to that matter.

         Proxies will be voted in accordance with the instructions thereon. In the absence of such instructions, proxies will be voted FOR the Company's nominees for election as directors and in favor of the other proposals specifically identified in the Notice of Meeting accompanying this Proxy Statement. As of the date hereof, the Board of Directors is not aware of any matters to be presented for action at the Meeting other than those specifically identified in the Notice of Meeting. However, should any other matters come before the meeting, proxies will be voted in the discretion of the persons named as proxies thereon as to any other business that may properly come before the Meeting or any adjournment thereof.

         Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

                            ELECTION OF DIRECTORS

         The directors of the Company are elected annually. The term of office of all present directors expires on the date of the Meeting, at which ten directors are to be elected to serve for the ensuing year and until their successors are elected and qualified. The nominees for election as directors are:

            Robert Anderson                   Dr. Michael J. Hartnett
            Richard R. Crowell                Gerald L. Parsky
            Michael T. DuBose                 Richard K. Roeder
            Dale F. Frey                      William A. Smith
            Mark C. Hardy                     J. Richard Stonesifer

         All of the nominees currently serve as directors of the Company. For information regarding each nominee, see "Management--Directors and Executive Officers."

         Should any nominees become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. To the best of the Company's knowledge, all nominees are and will be available to serve.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are as follows:


NAME                              AGE        POSITIONS
Michael T. DuBose                 46         Chairman of the Board, President and Chief Executive Officer
Barry C. Kohn                     44         Vice President and Chief Financial Officer
John J. Machota                   48         Vice President, Human Resources
Mary T. Ryan                      46         Vice President, Communications and Investor Relations
Joseph Salamunovich               40         Vice President, General Counsel and Secretary
Jerry E. Kanis                    56         President, Autocraft Group
Paul J. Komaromy                  50         President, Aaron's Automotive Products, Inc.
Frank A. Papa                     49         President, ATC Distribution Group
R. John Parry                     53         President, Component Remanufacturing Specialists, Inc.
Robert Anderson                   79         Director
Richard R. Crowell                45         Director
Dale F. Frey                      67         Director
Mark C. Hardy                     36         Director
Dr. Michael J. Hartnett           54         Director
Gerald L. Parsky                  57         Director
Richard K. Roeder                 51         Director
William A. Smith                  54         Director
J. Richard Stonesifer             63         Director

         MICHAEL T. DUBOSE joined the Company as Chairman of the Board of Directors, President and Chief Executive Officer in 1998. Prior to that he served as a consultant to Aurora Capital Group from 1997. From 1995 to 1997 Mr. DuBose was Chairman and Chief Executive Officer of Grimes Aerospace Company, an international engineering, manufacturing and distribution company. From 1993 to 1995 he served as Senior Vice President of SAI Corporation's computer equipment manufacturing and systems sector. Prior to that Mr. DuBose held various positions at General Instrument and General Electric Company. Mr. DuBose holds a M.S. in Management from the Stanford University Graduate School of Business.

         BARRY C. KOHN joined the Company as Vice President and Chief Financial Officer in January 1999. During 1998 he served as a self-employed financial consultant. From 1995 to 1997 Mr. Kohn was Senior Vice President and Chief Financial Officer of Grimes Aerospace Company. Between 1987 and 1995 he held increasingly senior positions at Grimes including Treasurer, Controller and Manager of Business Planning. Mr. Kohn holds a Masters of Accounting from The Ohio State University and is a Certified Public Accountant.

         JOHN J. MACHOTA joined the Company as Vice President, Human Resources in 1997. From 1996 to 1997 he was a self-employed human resources consultant. From 1995 to 1996 Mr. Machota was Vice President, Compensation for Waste Management, Inc. and from 1993 to 1995 served as Waste Management's Vice President, Human Resource Services. From 1986 to 1993 Mr. Machota was Vice President, Human Resources for a subsidiary of Waste Management and prior to that held various other positions in the human resources area. Mr. Machota holds a M.S. in Industrial Relations from Loyola University.

         MARY T. RYAN joined the Company as Vice President, Communications and Investor Relations in April 1999. From 1996 to 1998, Ms. Ryan served as Vice President, Corporate Affairs for American Disposal Services, Inc. From 1995 to 1996 she was a self-employed public relations consultant. Prior to that Ms. Ryan was employed for more than ten years with Waste Management, Inc. Ms. Ryan holds a M.B.A. from DePaul University.

         JOSEPH SALAMUNOVICH joined the Company as Vice President, General Counsel and Secretary in 1997. From 1995 to 1997 Mr. Salamunovich was a partner in the law firm of Gibson, Dunn & Crutcher LLP, where he specialized in corporate and securities law matters. From 1986 to 1995 Mr. Salamunovich was an associate of the same firm. Mr. Salamunovich holds a J.D. from Loyola Law School.

         JERRY E. KANIS joined the Company as President of the Company's Autocraft Group (Autocraft Industries, Autocraft UK, Autocraft Electronics and Material Recovery) in January 2000. Prior to joining the Company, Mr. Kanis was employed with Ford Motor Company for over 25 years, most recently serving as President of Ford Component Sales during 1999, as President of Visteon Component Sales Group from 1998 to 1999, and as Director, Global Sales and Marketing for the Power Products division of Ford's Geometric Results subsidiary from 1995 to 1996. The Autocraft Group remanufactures transmissions for Ford, remanufactures engines for certain European original equipment manufacturers ("OEMs"), remanufactures engine control modules, radios, instrument and display clusters and certain other electronic components for General Motors Corporation, Ford and certain other OEMs, and provides material recovery processing services primarily for Ford.

         PAUL J. KOMAROMY joined the Company in February 2000 as President of the Company's Aaron's Automotive Products, Inc. subsidiary. From 1997 to 1999 Mr. Komaromy was Vice President and General Manager of the Engine Systems and Accessories division of AlliedSignal, Inc. From 1987 to 1997 Mr. Komaromy was employed with Grimes Aerospace, serving as Senior Vice President and General Manager of the Vision Systems division from 1996 to 1997 and as Senior Vice President, Operations and Engineering from 1991 to 1995. From 1978 to 1987 Mr. Komaromy was employed with the Power Systems division of Cooper Industries. Mr. Komaromy holds a M.S. in Industrial Administration from the Carnegie-Mellon University Graduate School of Industrial Administration. Aaron's remanufactures transmissions and engines for the Chrysler division of DaimlerChrysler Corporation and remanufactures engines for sale to independent aftermarket customers.

         FRANK A. PAPA joined the Company as President of ATC Distribution Group in March 2000. From 1998 to 2000 Mr. Papa was Vice President of Worldwide Manufacturing & Distribution for the Stanley Mechanics Tools division of Stanley Works and from 1997 to 1998 he was Senior Vice President, Operations and Manufacturing for Sara Lee Corporation. From 1991 to 1997 he was employed with Kayser Roth Corporation, a hosiery manufacturer, serving as Senior Vice President, Operations from 1996 to 1997, Vice President, Manufacturing and Distribution from 1993 to 1996 and Vice President, Manufacturing for the Sock division from 1991 to 1993. Prior to that Mr. Papa held various positions with Textron, Inc., an outdoor power equipment manufacturer, General Electric Company and Byron Weston Company, a rag paper manufacturer. Mr. Papa holds a M.B.A. from The University of Massachusetts. ATC Distribution Group sells transmission parts and components used in drivetrain repairs to independent transmission rebuilders and to a lesser extent to general repair shops, wholesale distributors and retail automotive parts stores.

         R. JOHN PARRY joined the Company as President of the Company's Component Remanufacturing Specialists, Inc. subsidiary in October 1999. Prior to that Mr. Parry was employed for over 20 years with AlliedSignal, Inc., most recently serving as Vice President and General Manager, Global OEM Business for the Friction Materials division from 1998 to 1999, as Vice President, Business Planning and Development for the Friction Materials division from 1997 to 1998, as Vice President, Global Sales for the Friction Materials division from 1996 to 1997 and as Vice President, Business Planning and Development for the Braking Systems division from 1993 to 1996. Prior to that Mr. Parry held various positions with The Carborundum Company. Mr. Parry holds a M.B.A. from The University of Rochester. CRS remanufactures transmissions for General Motors and certain foreign OEMs.

         ROBERT ANDERSON became a director of the Company in 1997. Mr. Anderson has been associated with Rockwell International Corporation since 1968, where he has been Chairman Emeritus since 1990 and served previously as Chairman of the Executive Committee from 1988 to 1990 and as Chairman of the Board and Chief Executive Officer from 1979 to 1988. Mr. Anderson is a director of Motor Cargo Industries, Inc.

         RICHARD R. CROWELL became a director of the Company in 1994. Mr. Crowell is President and a founding partner of Aurora Capital Group. Prior to forming Aurora Capital Group in 1991, Mr. Crowell was a Managing Director of Rosecliff, Inc., the management company for Acadia Partners L.P. since its inception in 1987.

         DALE F. FREY became a director of the Company in 1997. Prior to his retirement in 1997, Mr. Frey was Chairman of the Board, President and Chief Executive Officer of General Electric Investment Corporation, a position he had held since 1984, and was a Vice President of General Electric Company since 1980. Mr. Frey is a director of Praxair, Inc. and Roadway Express.

         MARK C. HARDY became a director of the Company in 1994. Mr. Hardy is a Managing Director and partner of Aurora Capital Group. Prior to joining Aurora Capital Group in 1993, Mr. Hardy was an Associate at Bain & Company, a consulting firm.

         DR. MICHAEL J. HARTNETT became a director of the Company in 1994. Since 1992 Dr. Hartnett has been Chairman, President and Chief Executive Officer of Roller Bearing Company of America, Inc., a manufacturer of ball and roller bearings. Prior to joining Roller Bearing in 1990 as General Manager of its Industrial Tectonics subsidiary, Dr. Hartnett spent 18 years with The Torrington Company, a bearing manufacturer.

         GERALD L. PARSKY became a director of the Company in 1997. Mr. Parsky is the Chairman and a founding partner of Aurora Capital Group. Prior to forming Aurora Capital Group in 1991, Mr. Parsky was a senior partner and a member of the Executive and Management Committees of the law firm of Gibson, Dunn & Crutcher LLP. Prior to that, he served as an official with the United States Treasury Department and the Federal Energy Office and as Assistant Secretary of the Treasury for International Affairs.

         RICHARD K. ROEDER became a director of the Company in 1994. Mr. Roeder is a founding partner and Managing Director of Aurora Capital Group. Prior to forming Aurora Capital Group in 1991, Mr. Roeder was a partner in the law firm of Paul, Hastings, Janofsky & Walker, where he served as Chairman of the firm's Corporate Law Department and a member of its National Management Committee.

         WILLIAM A. SMITH has been a director of the Company since 1994. He served as Chairman Emeritus of the Board of Directors from 1997 to 1998 and prior to that served as Chairman of the Board since 1994. Mr. Smith was President and Chief Executive Officer of the Company from 1994 until 1996. From 1993 to 1994 Mr. Smith served as a consultant to Aurora Capital Group in connection with the formation of the Company and its initial acquisitions. Prior to that Mr. Smith was President of the Rucker Fluid Power Division of Lucas Industries, plc. and held various positions with Navistar International Transportation Corporation, Labinal, Inc. (a French automotive and aerospace equipment manufacturer) and Cummins Engine Company.

         J. RICHARD STONESIFER became a director of the Company in 1997. Prior to his retirement in 1996, Mr. Stonesifer was employed with the General Electric Company for 37 years, serving most recently as President and Chief Executive Officer of GE Appliances, and was an executive officer and Senior Vice President of the General Electric Company, from January 1992 until his retirement.

COMMITTEES OF THE BOARD OF DIRECTORS AND BOARD MEETINGS

         The Company maintains an Audit Committee and a Compensation and Human Resources Committee. It does not have a nominating committee.

         The Audit Committee is charged with establishing the scope of the Company's audit procedures, negotiating with and retaining the Company's independent auditors, reviewing and presenting to the Board of Directors for approval the audit reports rendered to the Audit Committee and initiating any other such audit procedures that it may deem necessary or advisable with respect to the financial control of the Company's operations. During 1999 the Audit Committee was comprised of Messrs. Anderson, Frey (Chairman) and Roeder. The Audit Committee met six times during 1999.

         The Compensation and Human Resources Committee establishes the general compensation policies of the Company, establishes the specific compensation programs utilized by the Company with respect to the executive officers of the Company and makes recommendations to the Board of Directors regarding the salaries of executive officers and the granting of stock options to eligible employees. During 1999 the Compensation and Human Resources Committee was comprised of Messrs. Crowell, Parsky and Stonesifer (Chairman). The Compensation and Human Resources Committee met three times during 1999.

         The Board of Directors held four meetings during 1999. Each director attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which he served in 1999.

DIRECTOR COMPENSATION

         Directors do not receive cash compensation for service on the Board of Directors or its committees, and the Company does not expect to pay fees to its directors in the foreseeable future. The Company reimburses directors for their expenses in connection with attending Board and committee meetings.

         At the time that Messrs. Anderson, Frey and Stonesifer joined the Board of Directors in 1997, they were each granted options to purchase 12,000 shares of the Common Stock at an exercise price of $15.25, $18.25 and $18.25 per share, respectively. In May 1998 these three directors were each granted additional options to purchase 24,000 shares of the Common Stock at an exercise price of $18.125 per share. In November 1998 all of the options previously granted to Messrs. Anderson, Frey and Stonesifer were canceled and replaced with an equal number of new options with an exercise price of $5.3125 per share. In 1999 these three directors were each granted additional options to purchase 14,000 shares of the Common Stock at an exercise price of $9.00 per share. In each of these cases the options were granted with an exercise price equal to the closing price of a share of the Common Stock on the Nasdaq National Market System on the date the options were granted, except in the case of the initial 12,000 options, which were granted with an exercise price equal to such closing price less $3.00.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of any equity security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, the Company believes that all such forms required during 1999 were filed on a timely basis except for the following: a Form 4 for Mr. Crowell with respect to purchases made by the Aurora Partnerships (as defined under "Executive Compensation--Compensation and Human Resources Committee Interlocks and Insider Participation in Compensation Decisions") in December 1998, which was filed one month late; Form 4s for the Aurora Partnerships and Messrs. Crowell, Parsky and Roeder with respect to purchases made by the Aurora Partnerships in January 1999, which were filed one day late; and Form 4s for the Aurora Partnerships and Messrs. Crowell, Parsky and Roeder with respect to purchases made by the Aurora Partnerships in September 1999, which were filed two days late.

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth, for the three most recently completed fiscal years, the cash compensation for services in all capacities to the Company of (i) the Company's Chief Executive Officer, (ii) the four persons who, as of December 31, 1999, were the other most highly compensated executive officers of the Company and its subsidiaries and (iii) one person who would have been among the four other most highly compensated executive officers of the Company and its subsidiaries during 1999 if he had continued to serve as an executive officer through the end of the year (collectively, the "Named Executive Officers"):


                                                        ANNUAL             LONG-TERM COMPENSATION
                                                     COMPENSATION                  AWARDS
                                               ------------------------    ----------------------
                                                                             NUMBER OF SECURITIES
                                                                                  UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY (1)     BONUS (2)        OPTIONS (#) (3)        COMPENSATION
---------------------------           ----     ----------     ---------    -----------------------    ------------
 Michael T. DuBose (4)                1999      $400,000        $319,500              --               $203,940 (5)
   Chairman, President and            1998        17,534           --              500,000                 --
   Chief Executive Officer            1997         --              --                 --                   --

 Thomas R. Kawsky (6)                 1999       187,633         202,260            15,000               11,663
   President, Autocraft Industries    1998       156,667          73,135            15,000                8,399
                                      1997         --              --                 --                   --

 Barry C. Kohn (7)                    1999       226,154         110,000            90,000               36,963 (8)
   Chief Financial Officer            1998         --              --                 --                   --
                                      1997         --              --                 --                   --

 Kenneth A. Bear (9)                  1999       194,616         118,814              --                  2,240
   President, Aaron's                 1998       176,538          18,000            20,000                 --
                                      1997       120,368          52,662              --                   --

 Joseph Salamunovich                  1999       186,077          90,000            20,000                1,321
   Vice President, General Counsel    1998       173,000          17,300            10,000                  937
   and Secretary                      1997       126,500          68,751            35,088               50,000 (10)

 Ronald E. Bradshaw (11)              1999       275,000           --                 --                  8,462
   Former Executive Vice President    1998       227,417         157,552            45,000                 --
                                      1997         --              --                 --                   --
---------------

  (1) For information regarding the current annual salary of certain executive officers see "Executive Compensation--Employment Agreements."

  (2) Bonuses for a particular year are paid during the first quarter of the following year except in the cases of Mr. DuBose, whose bonus is paid at the end of the year in which it is earned, and Mr. Bear, whose 1999 bonus will be paid over time as part of his severance.

  (3) Consists of options to purchase securities of the Company, which options were issued pursuant to the Company's 1996 Stock Incentive Plan (the "1996 Plan") or its 1998 Stock Incentive Plan (the "1998 Plan"). Pursuant to the 1996 and 1998 Plans, the Compensation and Human Resources Committee of the Board of Directors makes recommendations to the Board of Directors regarding the terms and conditions of each option to be granted.

  (4) Mr. DuBose joined the Company as Chairman, President and Chief Executive Officer in December 1998.

  (5) Includes (i) $176,770 of relocation benefits (including $76,770 of income tax "gross up") and (ii) $14,954 of car allowance.

  (6) The position of President, Autocraft Industries ceased to be an executive officer position in the Company as of January 1, 2000.

  (7) Mr. Kohn joined the Company as Vice President and Chief Financial Officer in January 1999.

  (8) Includes $31,750 of relocation benefits (including $11,750 of income tax "gross up").

  (9) Mr. Bear became President of Aaron's in February 1998 and ceased to hold such position in February 2000.

  (10) Consists of relocation benefits.

  (11) Mr. Bradshaw joined the Company as Executive Vice President in March 1998 and ceased to hold such position in July 1999. Base salary for 1999 includes severance payments made after July.

OPTION GRANTS TABLE

         Shown below is information concerning grants of options issued by the Company to the Named Executive Officers during 1999:


                                       INDIVIDUAL                                           POTENTIAL REALIZABLE
                                         GRANTS                                               VALUE AT ASSUMED
                          ----------------------------------                                  ANNUAL RATES OF
                               NUMBER OF       % OF TOTAL                                       STOCK PRICE
                              SECURITIES         OPTIONS                                        APPRECIATION
                              UNDERLYING       GRANTED TO        EXERCISE                    FOR OPTION TERM (1)
                            OPTIONS GRANTED   EMPLOYEES IN        PRICE       EXPIRATION    ---------------------
           NAME                   (#)          FISCAL YEAR      ($/SHARE)        DATE        5% ($)      10% ($)
------------------------- -----------------   --------------    ---------     ----------    ---------------------
Michael T. DuBose......           --               --              --            --             --           --
Thomas R. Kawsky.......         15,000 (2)         3.0            $9.00        5/5/09       $ 84,901     $215,155
Barry C. Kohn..........         90,000 (3)        17.9            $5.0312      2/25/09       284,739      721,613
Kenneth A. Bear........           --               --              --            --             --           --
Joseph Salamunovich....         20,000 (2)         4.0            $9.00        5/5/09        113,201      286,874
Ronald E. Bradshaw.....           --               --              --            --             --           --
__________________
  (1)  The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the options and other factors.

  (2) These options were granted under the 1998 Plan. One-third of the options vest and become exercisable on each of May 5, 2000, 2002 and 2004.

  (3) These options were granted under the 1996 Plan. One-third of the options vest and become exercisable on each of February 25, 2000, 2001 and 2002.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

         Shown below is information relating to the exercise of stock options during 1999 by the Named Executive Officers and the value of unexercised options for each of the Named Executive Officers as of December 31, 1999:

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                     OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END (1)
                             ACQUIRED ON       VALUE      -----------------------------  ---------------------------
           NAME                EXERCISE       REALIZED     EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------   ------------     --------    ------------    -------------  -----------   -------------
Michael T. DuBose......            --            --          166,667        333,333      $1,156,336     $1,312,664
Thomas R. Kawsky.......            --            --            5,000         25,000           --            44,070
Barry C. Kohn..........            --            --             --           90,000           --           621,612
Kenneth A. Bear........            --            --           76,843 (2)     13,333 (3)     720,567          --
Joseph Salamunovich....            --            --           15,030         50,058           --            58,760
Ronald E. Bradshaw.....            --            --             --             --             --             --
---------------

(1) Calculated using the closing price of the Common Stock on the Nasdaq National Market System on December 31, 1999, which was $11.938 per share.

(2) 70,167 of these options were exercised in January 2000 and the balance have terminated.

(3)    These options have terminated.

EMPLOYMENT AGREEMENTS

         The Company typically enters into an employment agreement with each of its executive officers (including the Named Executive Officers) that provides for a three-year term and is automatically renewable thereafter on a year-to-year basis. The agreement includes a noncompetition provision for a period of 18 months from the termination of the executive officer's employment with the Company and a nondisclosure provision which is effective for the term of the employment agreement and indefinitely thereafter. The executive officer is entitled to severance equal to his base salary for a period of 12 months after termination if he is terminated without cause (as defined in the employment agreement) except in the case of Mr. DuBose, whose severance period is the longer of 24 months or the balance of the initial contract term, and Mr. Kohn, whose severance period is 18 months. Set forth below is the current annual base salary for the Company's Chief Executive Officer and each of its other four most highly compensated executive officers as of March 27, 2000:


                                             ANNUAL           END OF INITIAL
                        NAME               BASE SALARY        CONTRACT TERM
---------------------------------------    -----------        --------------

Michael T. DuBose......................     $400,000 (1)         12/14/01
Paul J. Komaromy.......................      270,000             02/01/03
Frank A. Papa..........................      260,000             03/27/03
Jerry E. Kanis.........................      250,000             02/14/03
Barry C. Kohn..........................      240,000 (2)         01/25/02

---------------
 (1) Will be increased to $470,000 in April 2000.

 (2) Will be increased to $270,000 in April 2000.

1996 AND 1998 STOCK INCENTIVE PLANS

         Pursuant to the 1996 and 1998 Plans (the "Plans"), officers, directors, employees and consultants of the Company and its affiliates are eligible to receive options to purchase Common Stock and other awards. Awards under the 1996 Plan are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Awards under the 1998 Plan may take the form of stock options, annual incentive bonuses and incentive stock.

         The Plans are administered by the Compensation and Human Resources Committee of the Board of Directors (the "Committee") although the Board of Directors may exercise any authority of the Committee under the Plans in lieu of the Committee's exercise thereof. While the Plans permit the Committee to grant awards, such grants are typically made by the Board of Directors based on the Committee's recommendations regarding the recipients and type and amount of awards. Subject to the express provisions of the Plans, the Committee has broad authority in administering and interpreting the Plans. Options granted to employees may be options intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, or options not intended to so qualify. Awards to employees may include a provision terminating the award upon termination of employment under certain circumstances or accelerating the receipt of benefits upon the occurrence of specified events, including, at the discretion of the Committee, any change of control of the Company.

         The aggregate number of shares of Common Stock that can be issued under the Plans may not exceed 3,600,000. As of January 31, 2000, there were outstanding options to purchase an aggregate of 1,786,325 shares of Common Stock granted to directors, officers and employees of the Company and its subsidiaries and certain independent contractors pursuant to the Plans, and the number of shares available for issuance pursuant to options yet to be granted under the Plans was 267,353. In February 2000 the Company granted options to employees to purchase an additional 190,000 shares of Common Stock.

         In most cases outstanding options are subject to certain vesting provisions and expire on the tenth anniversary of the date of grant. The exercise prices of options outstanding under the Plans as of January 31, 2000 are as follows:


                     NUMBER OF OPTION SHARES           EXERCISE PRICE
                    -----------------------           --------------
                             62,480                    $  1.67
                             83,088                       4.67
                            632,000                       5.00
                             95,000                       5.0312
                            108,000                       5.3125
                              3,000                       5.5625
                             41,500                       8.50
                             63,500                       8.9375
                            268,000                       9.00
                             23,000                       9.125
                            200,000                      10.00
                              6,000                      10.938
                             35,088                      14.75
                              1,500                      18.00
                            164,169                      18.125

         For information regarding options granted to directors and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE ON EXECUTIVE
COMPENSATION

         The executive compensation program is administered by the Compensation and Human Resources Committee of the Board of Directors, which consists of three non-employee directors, Messrs. Crowell, Parsky and Stonesifer.

         COMPENSATION PHILOSOPHY

         The goals of the Company's executive compensation program are to align compensation with business objectives and performance and to ensure that the Company is able to attract, retain and motivate high caliber executives whose contributions are critical to its long-term success. A substantial portion of executive compensation is to be linked to increased stockholder value and achievement of financial results. The existing executive compensation program consists of three elements: base salary, short-term incentives (annual bonus) and long-term incentives (stock options). Each executive's compensation is linked to the achievement of both the Company's annual operating plan and specific individual goals.

         Federal law generally disallows the corporate tax deduction for certain compensation paid in excess of $1 million annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. There is an exception to this rule for "performance-based compensation." To qualify as "performance-based compensation," payments must be made from a plan that is administered by a committee of independent directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals have been achieved before payments can be awarded. The Committee intends to design the Company's compensation programs to conform to federal law so that total compensation paid to any employee will not exceed $1 million in any one year except for compensation in excess of $1 million that qualifies as "performance-based" or is otherwise exempt. However, the Company may pay compensation that is not deductible in limited circumstances when prudent management of the Company so requires.

         BASE SALARY

         The initial base salaries of the Company's executive officers are set forth in their employment agreements, which were negotiated between the Company and the officers at the time the officers joined the Company. See

"Executive Compensation--Employment Agreements." With respect to increases in base salary for any executive officers other than the Chief Executive Officer, the Committee receives recommendations from the Chief Executive Officer, which it considers, modifies (if appropriate) and approves. The recommendations, as approved by the Committee, are then submitted to the full Board of Directors for its consideration and approval. The salary level for each person reflects, among other things, the Committee's assessment of (i) the base salary necessary to attract and retain a person with the skills and knowledge required by the position, (ii) the position's accountability and impact on the results of the Company, and (iii) external salary data for the similar position at comparable companies.

         SHORT-TERM INCENTIVES - ANNUAL PERFORMANCE BONUS

         With respect to annual performance bonuses for each of the Company's executive officers other than the Chief Executive Officer, the Chief Executive Officer submits recommendations to the Committee at the beginning of the year. The recommendations consist of target bonuses (stated as a percentage of base salary) tied to specific levels of achievement of the relevant operating plan for the year. Bonuses for executive officers at the corporate headquarters (E.G., the Chief Financial Officer) are tied to the Company's overall operating plan while bonuses for executive officers at the various subsidiaries are tied to both the Company's overall operating plan and the relevant subsidiary operating plan. The Committee then considers, modifies (if appropriate) and approves the Chief Executive Officer's recommendations, after which they are submitted to the full Board of Directors for consideration and approval. Following the end of the year, the bonuses are awarded based on the extent to which the Company and the subsidiaries achieve their operating plans for the year, as well as the Chief Executive Officer's and Committee's assessment of each executive officer's individual performance during the year.

         The annual operating plans for the Company and for each of its subsidiaries for a given year are recommended by the Chief Executive Officer to the Board of Directors for its approval at the beginning of the year.

         LONG-TERM INCENTIVES -- STOCK OPTIONS

         During 1999 the Company made stock option grants to certain of the Company's executive officers under the 1996 and 1998 Plans. As part of the Company's compensation program, the Chief Executive Officer annually submits to the Committee a list of executive officers who are being recommended for stock option awards, together with the recommended sizes of their awards. In assessing these recommendations, the Committee's primary considerations are the performance of each executive officer, the grant value of the award and the number of options previously granted. The recommendations, as approved by the Committee, are then submitted to the full Board of Directors for its consideration and approval.

         Each grant enables the officer to acquire, subject to the completion of a vesting period, shares of the Common Stock at a fixed price per share (the market price on the date of grant) over a ten-year period. The option grant vests in periodic installments over a three- to five-year period, contingent upon the executive officer's continued employment with the Company.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. DuBose's 1999 base salary remained at its 1998 level of $400,000, as set forth in the employment agreement that he entered into when he joined the Company in December 1998. The terms of the employment agreement were the product of arm's length negotiations between Mr. DuBose and the Board.

         At the beginning of 1999, the Committee established Mr. DuBose's target bonus for the year at 75% of base salary. In establishing this target bonus, the Committee took into consideration the substantial improvements that the Company would have to make during the year in order to achieve its 1999 operating plan. The plan called for net income before special charges and non-recurring expense to increase 38% over 1998 and EBITDA to increase 20% over 1998. At the end of 1999 the Committee noted that the plan had been achieved and that the Company's stock price was 138% higher than when Mr. DuBose joined the Company a year earlier. The Committee also noted that the Company had made significant progress on several of the turnaround efforts initiated in 1999. Based upon these performance levels, Mr. DuBose was granted a 1999 bonus of $319,500.

         Mr. DuBose was not awarded any stock options during 1999.

         SUMMARY

         The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with the incentive to perform at superior levels and in a manner that is directly aligned with the economic interests of the Company's stockholders.

                           The Compensation and Human Resources Committee
                                  J. Richard Stonesifer, Chairman
                                  Richard R. Crowell
                                  Gerald L. Parsky

         The Report of the Compensation and Human Resources Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The members of the Compensation and Human Resources Committee are Messrs. Crowell, Parsky and Stonesifer. Messrs. Crowell and Parsky are (i) two of the three stockholders and directors of Aurora Advisors, Inc., the general partner of Aurora Capital Partners, which is the general partner of Aurora Equity Partners, L.P. ("AEP"), the largest stockholder of the Company, and (ii) two of the three stockholders and directors of Aurora Overseas Advisors, Ltd., the general partner of Aurora Overseas Capital Partners L.P., the general partner of Aurora Overseas Equity Partners I, L.P. ("AOEP" and, together with AEP, the "Aurora Partnerships"), a significant stockholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management." In addition, Messrs. Crowell and Parsky are the senior members of Aurora Capital Group (of which the Aurora Partnerships are a part), which provides investment banking and management services to the Company pursuant to a management services agreement. See "Certain Transactions--Relationship with Aurora Capital Group."

                                 PERFORMANCE GRAPH

         The following graph shows the Company's total return to stockholders compared to a Peer Group and the Nasdaq Market Index over the period from December 17, 1996 (the initial day of trading of the Company's Common Stock on the Nasdaq National Market) to December 31, 1999.

                        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
             AFTERMARKET TECHNOLOGY CORP., PEER GROUP AND NASDAQ MARKET INDEX


                                 [GRAPH REPRESENTATION]


 -----------------------------------------------------------------------------------------------

                                       12/17/96    12/31/96    12/31/97    12/31/98     12/31/99
                                       --------    --------   ---------    --------     --------
  Aftermarket Technology Corp. (1)...  $100.00      $100.73     $105.84    $  45.99     $  69.71
  Peer Group.........................   100.00       101.01      126.85      139.69        91.80
  Nasdaq Market Index................   100.00       100.00      122.32      172.52       304.29


----------------------------
(1) Based on the investment being made at $17.125 per share (the closing price on December 17, 1996). If the investment had been made at $13.50 (the initial public offering price), the value of the investment as of December 31, 1996, 1997, 1998 and 1999 would have been $127.78, $134.26, $58.34 and
     $88.43, respectively.

--------------------------------------------------------------------------------

         The Peer Group was originally comprised of seven publicly-traded companies engaged primarily in businesses in the automotive aftermarket that are comparable to that of the Company and, in management's opinion, most closely represent the Company's peer group. Two of the Peer Group companies ceased to be publicly traded during 1998. In 1999 another company was removed from the Peer Group because it is now engaged primarily in businesses outside the automotive aftermarket and management believes it is no longer comparable to the Company. The current members of the Peer Group are Exide Corp., Federal-Mogul Corp., Genuine Parts Co. and Standard Motor Products.

         Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the respective indices at the closing price on December 17, 1996 (the initial day of trading of the

Company's Common Stock). The graph then presents the value of these investments, assuming reinvestment of dividends, through the close of trading on December 31, 1999.

         The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

         The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock (the only class of issued and outstanding voting securities of the Company) as of March 2, 2000 by each director of the Company, each of the Named Executive Officers, the directors and executive officers of the Company as a group and each person who at such time was known by the Company to beneficially own more than 5% of the outstanding shares of any class of voting securities of the Company.


                                                                                    NUMBER OF          VOTING
                                                                                    SHARES (1)       PERCENTAGE
                                                                                   ------------      ----------
Aurora Equity Partners, L.P. (other beneficial owners:  Richard R.
   Crowell, Gerald L. Parsky and Richard K. Roeder) (2)(3).................          11,655,204        56.7
Aurora Overseas Equity Partners I, L.P. (other beneficial owners:
   Richard R. Crowell, Gerald L. Parsky and Richard K. Roeder) (3)(4)......           4,581,418        22.2
General Electric Pension Trust (5).........................................           2,038,152         9.9
Investment Advisors, Inc. (6)..............................................           1,212,300         5.9
Michael T. DuBose (7)(8)...................................................             181,767         *
Thomas R. Kawsky (9).......................................................               7,000         *
Barry C. Kohn (8)(10)......................................................              47,500         *
Kenneth A. Bear (11).......................................................              32,476         *
Joseph Salamunovich (8)(12)................................................              26,726         *
Ronald E. Bradshaw (13)....................................................               1,000         *
Robert Anderson (14)(15)...................................................              47,918         *
Richard R. Crowell (2)(3)(4)(15)...........................................          12,999,050        63.2
Dale F. Frey (16)..........................................................              44,000         *
Mark C. Hardy (3)(15)(17)..................................................              20,460         *
Dr. Michael J. Hartnett (18)...............................................              80,176         *
Gerald L. Parsky (2)(3)(4)(15)(19).........................................          12,999,050        63.2
Richard K. Roeder (2)(3)(4)(15)............................................          12,999,050        63.2
J. Richard Stonesifer (20).................................................              29,000         *
William A. Smith (21)......................................................             545,984         2.7
All directors and officers as a group (16 persons) (22)....................          14,011,203        66.8

---------------
  *    Less than 1%.

(1) The shares of Common Stock underlying warrants or options granted under the 1996 or 1998 Plans that are exercisable as of March 2, 2000 or that will become exercisable within 60 days thereafter (such warrants or options being referred to as "Exercisable") are deemed to be outstanding for the purpose of calculating the beneficial ownership of the holder of such warrants or options, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person.

(2) Consists of (i) 8,417,632 shares owned by AEP (one of the Aurora Partnerships), (ii) 2,038,152 shares owned by the General Electric Pension Trust ("GEPT") (see Note 5 below) and (iii) 1,199,420 shares that are subject to an irrevocable proxy granted to the Aurora Partnerships by certain holders of Common Stock, including Messrs. Anderson, Crowell, Hardy, Parsky and Roeder, certain other limited partners of AEP and certain affiliates of a limited partner of AOEP (the other Aurora Partnership). The proxy terminates upon the earlier of the transfer of such shares or July 31, 2004. AEP is a Delaware limited partnership, the general partner of which is Aurora Capital Partners, a Delaware limited partnership, whose general partner is Aurora Advisors, Inc. Messrs. Crowell, Parsky and Roeder are the sole stockholders and directors of Aurora Advisors, are limited partners of Aurora Capital Partners and may be deemed to beneficially share ownership of the Common Stock beneficially owned by AEP and may be deemed to be the organizers of the Company under regulations promulgated under the Securities Act.

(3) The address of this stockholder is 10877 Wilshire Boulevard, Suite 2100, Los Angeles, CA 90024.

(4) Consists of (i) 1,343,846 shares owned by AOEP, (ii) 2,038,152 shares owned by GEPT (see Note 5 below) and (iii) 1,199,420 shares that are subject to an irrevocable proxy granted to the Aurora Partnerships by certain holders of Common Stock including Messrs. Anderson, Crowell, Hardy, Parsky and Roeder, certain other limited partners of AEP and certain affiliates of a limited partner of AOEP. The proxy terminates upon the earlier of the transfer of such shares or July 31, 2004. AOEP is a Cayman Islands limited partnership, the general partner of which is Aurora Overseas Capital Partners, L.P., a Cayman Islands limited partnership, whose general partner is Aurora Overseas Advisors, Ltd. Messrs. Crowell, Parsky and Roeder are the sole stockholders and directors of Aurora Overseas Advisor, are limited partners of Aurora Overseas Capital Partners and may be deemed to beneficially own the shares of the Company's Common Stock beneficially owned by AOEP. AOEP's address is West Wind Building, P.O. Box 1111, Georgetown, Grand Cayman, Cayman Islands, B.W.I.

(5) With limited exceptions, GEPT has agreed to vote these shares in the same manner as the Aurora Partnerships vote their respective shares of Common Stock. This provision terminates upon the earlier of the transfer of such shares or July 31, 2004. GEPT's address is 3003 Summer Street, Stamford, CT 06905.

(6) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2000. The address of Investment Advisors, Inc. is 3700 First Bank Place, Box 357, Minneapolis, MN 55440.

(7) Includes 166,667 shares subject to options that are Exercisable. Excludes 333,333 shares subject to options that are not Exercisable.

(8) The address of this stockholder is One Oak Hill Center, Suite 400, Westmont, IL 60559.

(9) Includes 5,000 shares subject to options that are Exercisable. Excludes 25,000 shares subject to options that are not Exercisable.
       Mr. Kawsky's address is 9901 West Reno Road, Oklahoma City, OK 73127.

(10) Includes 30,000 shares subject to options that are Exercisable. Excludes 60,000 shares subject to options that are not Exercisable.

(11)   Mr. Bear's address is 1637 South Cobblestone Court,
       Springfield, MO 65809.

(12) Consists of shares subject to options that are Exercisable. Excludes 38,362 shares subject to options that are not Exercisable.

(13)   Mr. Bradshaw's address is 1607 Elmhurst Avenue, Oklahoma City, OK 73120.

(14) Includes (i) 4,290 shares held by Mr. Anderson's wife (including 2,790 shares held by her as trustee for her relatives), as to which Mr. Anderson disclaims beneficial ownership, and (ii) 24,000 shares subject to options that are Exercisable. Excludes 26,000 shares subject to options that are not Exercisable. Mr. Anderson's address is 10877 Wilshire Boulevard, Suite 1405, Los Angeles, CA 90024-4341.

(15) The shares actually owned by this person (as distinguished from the shares that this person is deemed to beneficially own) are subject to an irrevocable proxy granted to the Aurora Partnerships.

(16) Includes (i) 10,000 shares owned by a limited partnership of which Mr. Frey is general partner, (ii) 4,000 shares held by him as trustee for his grandchildren and (iii) 24,000 shares subject to options that are Exercisable. Excludes 26,000 shares subject to options that are not Exercisable. Mr. Frey disclaims beneficial ownership of 96% of the shares owned by the limited partnership. Mr. Frey's address is One Gorham Island, Westport, CT 06880.

(17)   Includes 12,000 shares subject to options that are Exercisable.

(18) Includes 70,176 shares subject to warrants that are Exercisable. Mr. Hartnett's address is 60 Round Hill Road, Fairfield, CT 06430.

(19) Includes 2,000 shares held by Mr. Parsky's wife, as to which Mr. Parsky disclaims beneficial ownership.

(20) Includes 24,000 shares subject to options that are Exercisable. Excludes 26,000 shares subject to options that are not Exercisable. Mr. Stonesifer's address is 8473 Bay Colony Drive, Naples, FL 34108.

(21)   Mr. Smith's address is 1717 East LaRua, Pensacola, FL  32501.

(22) Excludes shares held by Named Executive Officers who are no longer officers of the Company. Includes 387,569 shares subject to warrants and options that are Exercisable. Excludes 619,695 shares subject to options that are not Exercisable.

                                CERTAIN TRANSACTIONS

         The Company believes the transactions described below were beneficial to the Company and were on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties pursuant to arms-length negotiations.

RELATIONSHIP WITH AURORA CAPITAL GROUP

         The Company was formed in 1994 at the direction of Aurora Capital Group, of which the Aurora Partnerships are a part. Aurora Capital Group is controlled by Messrs. Crowell, Hardy, Parsky and Roeder, who are directors of the Company. See "Security Ownership of Certain Beneficial Owners and Management."

         The Company pays to Aurora Management Partners ("AMP"), which is a part of Aurora Capital Group, a base annual management fee of $550,000 for advisory and consulting services pursuant to a written management services agreement (the "Management Services Agreement"). AMP is also entitled to reimbursements from the Company for all of its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under the Management Services Agreement. The base annual management fee is subject to increase, at the discretion of the disinterested members of the Company's Board of Directors, by up to an aggregate of $250,000 in the event the Company consummates one or more significant corporate transactions. The base annual management fee has not been increased as a result of any of the Company's acquisitions. The base annual management fee is also subject to increase for specified cost of living increases pursuant to which the base annual management fee was most recently increased in January 1999 from $540,000. If the Company's EBITDA in any year exceeds management's budgeted EBITDA by 15.0% or more for that year, AMP will be entitled to receive an additional management fee equal to one half of its base annual management fee for such year. Because the Company's EBITDA did not exceed management's budgeted EBITDA by 15.0% in 1999, AMP did not receive this additional management fee in 1999.

         The base annual management fee payable to AMP will be reduced as the collective beneficial ownership of Common Stock by the Aurora Partnerships declines below 50% as follows: for any period during which the collective beneficial ownership of the Aurora Partnerships is less than 50% but at least 40%, the base annual management fee payable for the period will be 80% of the original base annual management fee (as such original base annual management fee may previously have been adjusted due to discretionary increases by the Board of Directors or cost of living increases as described above, the "Original Fee"); for any period during which the Aurora Partnerships' collective beneficial ownership is less than 40% but at least 30%, the base annual management fee payable for the period will be 60% of the Original Fee; and for any period during which the collective beneficial ownership of the Aurora Partnerships is less than 30% but at least 20%, the base annual management fee payable for the period will be 40% of the Original Fee. If the Aurora Partnerships' collective beneficial ownership declines below 20%, the Management Services Agreement will terminate. As of March 2, 2000, the collective beneficial ownership of the Aurora Partnerships for purposes of the Management Services Agreement was approximately 63%. See "Security Ownership of Certain Beneficial Owners and Management."

         If the Company consummates any significant acquisitions or dispositions, AMP will be entitled to receive a fee from the Company for investment banking services in connection with the transaction. The fee is equal to 2.0% of the first $75.0 million of the acquisition consideration (including debt assumed and current assets retained) and 1.0% of acquisition consideration (including debt assumed and current assets retained) in excess of $75.0 million. Since the

Company's formation, it has paid approximately $5.2 million of fees to AMP for investment banking services in connection with the Company's acquisitions, including $800,000 for the acquisitions made in 1999.

         Notwithstanding the foregoing, no payment will be made to AMP pursuant to the Management Services Agreement at any time that certain events of default shall have occurred and be then continuing under any of the Indentures governing the Company's 12% Senior Subordinated Notes due 2004 or the Company's bank credit facility. The Management Services Agreement also provides that the Company shall provide Aurora Capital Group and its directors, employees, partners and affiliates with customary indemnification against all actions not involving gross negligence or willful misconduct.

         In October 1996 the Company granted options for an aggregate of 48,000 shares of Common Stock to Mark C. Hardy (a director of the Company), Kurt Larsen (a former director of the Company) and two consultants of the Company, all four of whom were then employees of Aurora Capital Group. These options, which have an exercise price of $4.67 per share, become exercisable in one-third increments on each of the first three anniversaries of the date of grant and expire in 2006. In 1997 12,000 of these options terminated when Mr. Larsen resigned from Aurora Capital Group.

INDEMNIFICATION AGREEMENTS

         The Company has entered into separate but identical indemnification agreements (the "Indemnification Agreements") with each director and executive officer of the Company. The Indemnification Agreements provide for, among other things, the following: (i) indemnification to the fullest extent permitted by law against any and all expenses (including attorneys' fees and all other costs and obligations of any nature whatever), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any claim, unless the Company determines that such indemnification is not permitted under applicable law; (ii) the prompt advancement of expenses to the director or officer, including attorneys' fees and all other costs, fees, expenses and obligations paid or incurred in connection with investigating or defending any threatened, pending or completed action, suit or proceeding related to the fact that such director or officer is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, and for repayment to the Company if it is found that such director or officer is not entitled to such indemnification under applicable law; (iii) a mechanism through which the director or officer may seek court relief in the event the Company determines that the director or officer is not permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement); and (iv) indemnification against expenses (including attorneys' fees) incurred in seeking to collect from the Company an indemnity claim or advancement of expenses to the extent successful.

REGISTRATION RIGHTS

         The holders of the Common Stock outstanding before the Company's initial public offering in December 1996 have certain "demand" and "piggyback" registration rights pursuant to a stockholders agreement. In addition, GEPT has certain "demand" and "piggyback" registration rights with respect to a portion of the shares of Common Stock owned by it.

                               APPROVAL OF ADOPTION OF
                              2000 STOCK INCENTIVE PLAN

         At the Meeting, stockholders will be asked to approve the Company's 2000 Stock Incentive Plan (the "New Plan"), which was adopted by the Board of Directors in February 2000 subject to approval by the Company's stockholders. The New Plan is intended to replace the 1996 and 1998 Plans, under which less than 110,000 shares of Common Stock were still available as of March 2, 2000 for issuance pursuant to options not yet granted.

SUMMARY OF THE NEW PLAN

         The following summary of the main features of the New Plan is qualified in its entirety by reference to the complete text of the New Plan, which is set forth as Appendix A to this Proxy Statement.

         GENERAL

         The New Plan is designed to enable the Company to attract, retain and motivate its employees, non-employee directors and independent contractors, and to further align their interests with those of the stockholders of the Company, by providing for or increasing the proprietary interest of such employees, non-employee directors and independent contractors in the Company.

         The New Plan authorizes the grant and issuance of awards that may take the form of stock options, annual incentive bonuses and incentive stock (any such arrangement, an "Award"). The New Plan has various provisions so that Awards under it may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as "performance-based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Stockholder approval of the New Plan is required in order for each of these exemptions to be satisfied.

         ADMINISTRATION

         The New Plan will be administered by the Committee (I.E., the Compensation and Human Resources Committee) although the Board of Directors may exercise any authority of the Committee under the New Plan in lieu of the Committee's exercise thereof.

         Subject to the express provisions of the New Plan, the Committee has broad authority to administer and interpret the New Plan including, without limitation, authority to (i) determine who is eligible to participate in the New Plan and to which of such persons, and when, Awards are granted under the New Plan, (ii) determine the number of shares of Common Stock subject to Awards and the exercise or purchase price of such shares under an Award, (iii) establish and verify the extent of satisfaction of any performance goals applicable to Awards, (iv) prescribe and amend the terms of the agreements and other documents evidencing Awards, and (v) make all other determinations deemed necessary or advisable for the administration of the New Plan.

         ELIGIBILITY

         Any person who is a director, employee, prospective employee or independent contractor of the Company or any of its affiliates is eligible to be selected as a recipient of an Award (a "Participant") under the New Plan. The Committee has not yet determined how many individuals are ultimately to participate in the New Plan. While it is generally expected that executives and senior middle managers will be eligible to participate, Awards may from time to time be granted to employees who are not in these groups but who have otherwise distinguished themselves for their contributions to the Company.

        STOCK SUBJECT TO THE NEW PLAN

        The aggregate number of shares of the Company's Common Stock that can be issued under the New Plan may not exceed 750,000. The number of shares subject to the New Plan and to outstanding Awards under the New

Plan will be appropriately adjusted by the Board of Directors if the Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of shares of Common Stock issued under the New Plan, only the number of shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award shall be counted, provided that no more than 750,000 shares may be issued pursuant to ISOs (as defined below).

         AWARDS

         The New Plan authorizes the grant and issuance of the following types of Awards: stock options, annual incentive bonuses and incentive stock:

         STOCK OPTIONS. Subject to the express provisions of the New Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option and any other terms and conditions, in each case not inconsistent with the New Plan, as may be determined from time to time by the Committee. Options granted under the New Plan may be either incentive stock options qualifying under Code Section 422 ("ISOs") or options not intended to qualify as ISOs ("NQSOs"). The exercise price for options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, except that
(i) the exercise price of an option may be higher or lower in the case of options granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, (ii) in the event an employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of the Common Stock on the date the option is granted, and (iii) the exercise price of an option granted to a non-employee director may be lower. The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Company of shares of Common Stock, by a reduction in the number of shares of Common Stock issuable pursuant to such option, or by a promissory note or other commitment to pay (including such a commitment by a stock broker). The Committee may, but need not, provide that the holder of an Award has a right (such as a stock appreciation right) to receive a number of shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the Award.

         ANNUAL INCENTIVE BONUSES. The New Plan authorizes the grant of annual incentive bonuses pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified by the Committee. Subject to the express provisions of the New Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any annual incentive bonus, including the target and maximum amount payable to a Participant as an annual incentive bonus, the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria that determines the amount payable under an annual incentive bonus, the fiscal year as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an annual incentive bonus prior to actual payment, forfeiture provisions and any other terms and conditions, in each case not inconsistent with the New Plan, as the Committee may determine from time to time. All or any portion of an annual incentive bonus may be designed to qualify as "performance-based compensation" that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an annual incentive bonus that is intended to satisfy the requirements for "performance-based compensation" will be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the amount paid under an annual incentive bonus may be reduced by the Committee on the basis of any other considerations as the Committee in its sole discretion may determine.

         INCENTIVE STOCK. Incentive stock is an award or issuance of shares of Common Stock, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including performance conditions) and terms as the Committee deems appropriate. Subject to the express provisions of the New Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any incentive stock Award, including the number of shares subject to an incentive stock Award or a formula for determining such, the purchase price, if any, for the shares (which may be below fair market value), the performance criteria, if any, and level of achievement versus these criteria that determine the number of shares granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance, forfeiture provisions, the effect of termination of employment for various reasons and any other terms and conditions, in each case not inconsistent with the New Plan, as may be determined from time to time by the Committee. The performance criteria upon which shares are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any incentive stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria. Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an incentive stock Award may be reduced by the Committee on the basis of any other considerations as the Committee in its sole discretion may determine.

         QUALIFYING PERFORMANCE CRITERIA AND SECTION 162(m) LIMITS

         Subject to stockholder approval of the New Plan, the performance criteria for any annual incentive bonus or any incentive stock that is intended to satisfy the requirements for "performance-based compensation" under Code
Section 162(m) shall be any one or more of the following performance criteria (either individually, alternatively or in any combination) applied to either the Company as a whole or to a business unit or subsidiary (either individually, alternatively or in any combination) and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow,
(b) earnings per share, (c) earnings before interest, taxes and amortization,
(d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin, (m) return on operating revenue, (n) market share and (o) overhead or other expense reduction. The Committee shall adjust appropriately any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

         The aggregate number of shares of Common Stock subject to options granted under the New Plan during any calendar year to any one Participant may not exceed 100,000 unless such limitation is not required under Section 162(m) of the Code. The aggregate number of shares issued or issuable under all Awards granted under the New Plan (other than options) during any calendar year to any one Participant shall not exceed 75,000. The maximum amount payable pursuant to that portion of an annual incentive bonus Award granted for any fiscal year to any person that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed $1,000,000.

         CHANGE OF CONTROL

         The Committee may provide that in connection with a Change of Control (as defined in the New Plan), Awards will become exercisable, payable, vested, paid, or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award that would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a Change of Control, no provision is made under the terms of such transaction for the holder of an Award to realize the full benefit of the Award.

         TRANSFERABILITY OF AWARDS

         Generally, Awards granted under the New Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Committee may permit an Award to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family.

         AMENDMENTS AND TERMINATION

         The Board of Directors may amend, alter or discontinue the New Plan or any agreement or other document evidencing an Award made under the New Plan, but no such amendment shall, without the approval of the shareholders of the
Company: (a) materially increase the maximum number of shares of Common Stock for which Awards may be granted under the New Plan; (b) reduce the price at which options may be granted below the price provided for in the New Plan; (c) reduce the exercise price of outstanding options; (d) impair the rights of any Award holder, without such holder's consent, under any Award granted prior to the date of any Change of Control; (e) extend the term of the New Plan; or (f) change the class of persons eligible to be Participants. No Award granted under the New Plan shall be granted pursuant to the New Plan more than 10 years after the date of the Board's adoption of the New Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the New Plan's federal income tax consequences is intended to be a summary of applicable federal law as currently in effect. State, local and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the New Plan or of Awards under the New Plan. This discussion does not discuss all federal tax provisions that may apply to a Participant's particular tax situation, including federal gift tax, estate tax and alternative minimum tax issues. Because the federal income tax rules governing Awards and related payments are complex, subject to frequent change and depend on individual circumstances, Participants should consult their tax advisor prior to exercising options or other Awards or disposing of stock acquired pursuant to Awards.

         ISOs

         An optionee generally will not pay tax, and the Company will not receive a deduction, on the grant or the exercise of an ISO if the optionee exercises the option while an employee of the Company or within three months following termination of employment (or one year, if termination was due to a permanent disability).

         If an optionee sells the shares acquired upon the exercise of an ISO at any time within one year after the exercise date or two years after the date of grant of the ISO, then:

         - If the optionee's sales price exceeds the exercise price of the ISO, the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the ISO; or

         - if the optionee's sales price is less than the exercise price of the ISO, the optionee will recognize a capital loss equal to the excess of the exercise price of the ISO over the sales price of the shares.

In this event, the Company will generally be entitled to a deduction equal to the ordinary income the optionee recognizes. The ordinary income the optionee recognizes generally will be subject to employment and income withholding taxes in addition to any other taxes that might apply.

         If the optionee sells shares acquired upon exercise of an ISO at any time after the optionee has held the shares for at least one year after the exercise of the ISO and at least two years after the date the Company grants the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of the ISO, and the Company will not be entitled to any deduction. If the optionee is an "insider", the optionee should consult the optionee's tax advisor about the possibility of making an election under Section 83(b) of the Code upon the optionee's exercise of an ISO.

         NQSOs

         The grant of a NQSO to an optionee is generally not a taxable event for the optionee. Upon the optionee's exercise of a NQSO, the optionee will generally recognize ordinary income equal to the excess of the fair market value of the shares the optionee acquired upon exercise (determined as of the date of exercise) over the exercise price of the NQSO. The Company will be entitled to a tax deduction for the same amount. The ordinary income the optionee recognizes upon exercise may be subject to employment and income withholding taxes or self-employment taxes in addition to any other taxes that might apply. The subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and these capital gains will be taxable as long term capital gains if the optionee held the shares for more than one year.

         INCENTIVE STOCK

         Incentive stock Awards under the New Plan may be subject to provisions for the delayed vesting of the Participant's rights to the shares. Unless the Participant makes a proper election under Section 83(b) of the Code within 30 days after receipt of the incentive stock (or if the incentive stock is not subject to delayed vesting provisions), the Participant generally will not be taxed on his or her receipt of incentive stock until the restrictions on the incentive stock expire or the Company removes them. When the vesting provisions expire or the Company removes them, the Participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over the purchase price, if any, of the incentive stock. The Company will be entitled to a tax deduction for the same amount.

         If the Participant makes a valid Section 83(b) election (or if the Participant's incentive stock is not subject to delayed vesting provisions), he or she will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of receipt over the purchase price, if any, of the incentive stock. The Company will be entitled to a tax deduction for the same amount. Participants should consult their tax advisor to determine the tax consequences of making a Section 83(b) election.

         The ordinary income a Participant recognizes in connection with incentive stock may be subject to employment and income withholding taxes or self-employment taxes in addition to any other taxes that might apply. A subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price the Participant paid for the shares plus the ordinary income he or she recognized with respect to the shares. The capital gains will be taxable as long-term capital gains if the Participant has held the shares for more than one year.

         ANNUAL INCENTIVE BONUSES

         Upon the Company's payment of an annual incentive bonus, the Participant will generally recognize ordinary income in an amount equal to the Award, and the Company will be entitled to a tax deduction for the same amount. The ordinary income the Participant recognizes may be subject to employment and income withholding taxes or self-employment taxes in addition to any other taxes that might apply.

         SPECIAL RULES FOR AWARDS GRANTED TO INSIDERS

         If the Participant is an "insider" (a director, officer or other individual subject to Section 16 of the Exchange Act), he or she may be required to defer his or her determination of the amount of income and the timing of income recognition in connection with an Award under the New Plan, and the beginning of the holding period for any shares the Participant receives, until the expiration of any period during which he or she would be restricted from disposing of any shares he or she received. The Participant will not be required to defer these determinations if he or she makes a valid Section 83(b) election. Participants who are insiders should consult their tax advisor to determine the tax consequences of exercising options granted under the New Plan.

         OTHER TAX ISSUES

         A Participant generally may not deduct investment-related interest to the extent that this interest exceeds his or her net investment income for any year. Investment interest generally includes interest the Participant pays on indebtedness he or she incurs to purchase shares of Common Stock. A Participant may deduct any interest disallowed under this rule in later years, subject to the same limitation.

         Special rules will apply to a Participant if he or she pays for the exercise or purchase of an Award, or any applicable withholding tax obligations under the New Plan, by delivering previously owned shares of Common Stock or by reducing the amount of Common Stock otherwise issuable under the Award. This surrender or withholding of shares will in some circumstances cause the Participant to recognize income with respect to such shares or take a carryover basis in the shares that he or she acquires. Participants should consult their tax advisor to determine the tax consequences of surrendering or withholding shares.

         The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Award, and the Company may require the Participant to pay these taxes as a condition to exercise of an Award.

         The terms of the agreements or other documents pursuant to which the Company makes specific Awards under the New Plan may provide for accelerated vesting or payment of an Award in connection with a Change of Control of the Company. In that event and depending upon the Participant's individual circumstances, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Under these provisions, the Participant would be subject to a 20% excise tax on any "excess parachute payments" and the Company would be denied any deduction with respect to these payments. Participants should consult their tax advisor as to whether accelerated vesting of an Award in connection with a Change of Control would give rise to an "excess parachute payment."

         As described above, Awards under the New Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve the Company's federal income tax deductions with respect to any compensation the Company must take into account under Section 162 that is in excess of $1,000,000 and paid to a "covered employee" (as defined in Section
162). The Company may not be able to deduct any compensation for any year that is attributable to an Award granted to a covered employee and that does not so qualify to the extent this compensation, when combined with other compensation paid to the employee for the year, exceeds $1,000,000. The Committee currently includes members who are not "outside directors" within the meaning of Section 162(m). Therefore, the Company anticipates that compensation payable pursuant to Awards under the New Plan will not qualify as performance-based compensation unless the Company changes the Committee to satisfy Section 162(m).

INITIAL GRANTS

         The Committee has full discretion to determine the timing and recipients of any Awards under the New Plan and the number of shares subject to any such Awards, subject to any limitations contained in the New Plan. Therefore, the benefits and amounts that will be received by each of the Named Executive Officers, the executive officers as a group, the non-employee directors and all other key employees under the New Plan are not presently determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE NEW PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                              ANNUAL REPORT

         The Company's 1999 Annual Report to Stockholders is being mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to the Company at One Oak Hill Center, Suite 400, Westmont, Illinois 60559. In addition, any person wishing to receive a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (excluding the exhibits thereto) may obtain a copy by sending a written request to the Company at the same address.

                            INDEPENDENT AUDITORS

         Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 1999. The appointment of independent auditors is approved annually by the Board of Directors, based in part on the recommendation of the Audit Committee. The Board of Directors has not taken action yet regarding the appointment of the Company's auditors for fiscal 2000. Stockholder approval is not sought in connection with the selection of auditors.

         Representatives of Ernst & Young LLP will be present at the Meeting and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be received by the Company on or before December 2, 2000 to be considered for inclusion in the proxy statement for the Company's 2001 Annual Meeting of Stockholders, which is expected to be held on or about May 9, 2001. Generally, a stockholder is eligible to present proposals under Rule 14a-8 if he or she has been for at least one year the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted at the 2001 Annual Meeting and he or she continues to own such securities through the date on which the meeting is held. Management of the Company may exercise discretionary voting authority with respect to any stockholder proposal that is not submitted for inclusion pursuant to Rule 14a-8 in the proxy statement for the 2001 Annual Meeting if such proposal is received by the Company after February 17, 2001.

                                    By Order of the Board of Directors,


                                    /s/ Joseph Salamunovich

                                    Joseph Salamunovich
                                    Secretary

March 31, 2000

                                                                    APPENDIX A

                         AFTERMARKET TECHNOLOGY CORP.
                          2000 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE OF PLAN

         The purpose of this 2000 Stock Incentive Plan (this "Plan") of Aftermarket Technology Corp., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, non-employee directors and independent contractors, and to further align the interests of such employees, non-employee directors and independent contractors with those of the stockholders of the Company by providing for or increasing the proprietary interest of such employees, non-employee directors and independent contractors in the Company.

SECTION 2.   ADMINISTRATION OF PLAN

        2.1 COMPOSITION OF COMMITTEE. Subject to Section 2.04, this Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors (the "Committee"), as appointed from time to time by the Board of Directors, PROVIDED, HOWEVER, that with respect to any Award (as defined in Section 5.1) intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the term "Committee" shall refer to a committee of two or more "outside directors" as determined for purposes of applying Code Section 162(m). The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

        2.2. POWERS OF THE COMMITTEE. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

             (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; PROVIDED that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported for that date by the Nasdaq National Market System (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares traded on the Nasdaq National Market System (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the Nasdaq National Market System (or such other stock exchange or quotation system); and (ii) the term "Company" shall mean the Company and its subsidiaries and affiliates unless the context otherwise requires;

             (b) to determine which persons are Eligible Persons (as defined in Section 4), to which of Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

             (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

             (d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

             (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

             (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

             (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

             (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

        2.3 DETERMINATIONS OF THE COMMITTEE. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants (as defined in Section 4). The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

       2.4 AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof.

SECTION 3.   STOCK SUBJECT TO PLAN

        3.1 AGGREGATE LIMITS. At any time, the aggregate number of shares of the Company's Common Stock, $.01 par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1)) granted under this Plan shall not exceed 750,000; PROVIDED that no more than 750,000 of such Shares may be issued pursuant to all Incentive Bonuses (as defined in Section 5.1(b)) and Incentive Stock (as defined in Section 5.1(c)) Awards granted under this Plan, and PROVIDED FURTHER that, notwithstanding
Section 3.3, the aggregate number of Shares that may be issued pursuant to the exercise of ISOs (as defined in Section 5.1(a)) granted under this Plan shall not exceed 750,000. The Shares subject to this Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Such limits shall be subject to adjustment as provided in Section 10.

        3.2 CODE SECTION 162(M) LIMITS. The aggregate number of Shares subject to Options (as defined in Section 5.1(a)) granted under this Plan during any calendar year to any one employee of the Company (an "Employee)" shall not exceed 100,000. The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Employee shall not exceed 75,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Code Section 162(m).

        3.3 ISSUANCE OF SHARES. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4.   PERSONS ELIGIBLE UNDER PLAN

         Any person who is an employee, prospective employee, consultant, director or advisor of the Company (an "Eligible Person") shall be eligible to be considered for the grant of Awards hereunder. A

"Participant" is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.

SECTION 5.   PLAN AWARDS

        5.1 AWARD TYPES. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Employees and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

             (a) OPTIONS: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times and on such other terms and conditions as are specified in the agreement or other document evidencing the Award (the "Option Document "). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6.

             (b) INCENTIVE BONUS: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the "Incentive Bonus Document").

             (c) INCENTIVE STOCK: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the "Incentive Stock Document").

        5.2 GRANTS OF AWARDS. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6.   OPTIONS

         The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

        6.1 OPTION DOCUMENT. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

        6.2 OPTION PRICE. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of such Shares on the date the Option is granted except that (i) the exercise price of an Option may be higher or lower in the case of Options granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, (ii) in the event an Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, and (iii) the exercise price of an Option granted to a director who is not an Employee may be lower.

        6.3 OPTION TERM. The "Term" of each Option granted under this Plan, including any ISOs, shall be ten (10) years from the date of its grant unless the Committee shall provide otherwise.

        6.4 OPTION VESTING. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

        6.5 TERMINATION OF EMPLOYMENT. Subject to Section 11, upon a termination of employment by a Participant prior to the full exercise of an Option, the unexercised portion of the Option shall be subject to such procedures as the Committee may establish except, in the case of an ISO, if and to the extent that other procedures are necessary to comply with the provisions of Section 421, 422 or 424 of the Code.

        6.6 PAYMENT OF EXERCISE PRICE. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or (f) any combination of (a) through (e).

SECTION 7    INCENTIVE BONUSES

         Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

        7.1 INCENTIVE BONUS DOCUMENT. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed $1,000,000.

        7.2 PERFORMANCE CRITERIA. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

        7.3 TIMING AND FORM OF PAYMENT. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect the payment of any Incentive Bonus to be deferred to a specified date or event.

        7.4 DISCRETIONARY ADJUSTMENTS. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8.   INCENTIVE STOCK

         Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including performance conditions) and terms as the Committee deems appropriate.

        8.1 INCENTIVE STOCK DOCUMENT. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period, if any, as to which performance shall be measured for determining achievement of performance, (d) forfeiture, (e) transferability and (f) such further terms and conditions, not inconsistent with this Plan as may be determined from time to time by the Committee.

        8.2 SALE PRICE. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

        8.3 PERFORMANCE CRITERIA. The grant, issuance, retention and/or vesting of Incentive Stock may but need not be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Code
Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Stock Award is granted.

        8.4 DISCRETIONARY ADJUSTMENTS. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

        8.5 TERMINATION OF EMPLOYMENT. Subject to Section 11, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Participant shall be subject to such procedures as determined by the Committee.

SECTION 9.   OTHER PROVISIONS APPLICABLE TO AWARDS

        9.1 TRANSFERABILITY. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan (nor any interest in such Award) may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant's "immediate family," as such term is defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to a trust for the benefit solely of a member or members of the Participant's immediate family or to a partnership or other entity whose only owners are members of the Participant's immediate family, PROVIDED that (i) no consideration is given in connection with the transfer of such Award, and (ii) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall deem appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

        9.2 QUALIFYING PERFORMANCE CRITERIA. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, previous years' results or a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin, (m) return on operating revenue, (n) market share, and (o) overhead or other expense reduction. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

        9.3 DIVIDENDS. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

        9.4 DOCUMENTS EVIDENCING AWARDS. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which, for purposes of this Plan, shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

        9.5 TANDEM STOCK OR CASH RIGHTS. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

        9.6 FINANCING. The Committee may provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

SECTION 10.  CHANGES IN CAPITAL STRUCTURE

         If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, PROVIDED, HOWEVER, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as "performance-based compensation" under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 11.  CHANGE OF CONTROL

        11.1 EFFECT OF CHANGE OF CONTROL. The Committee may, through the terms of the Award or otherwise, provide that any or all of the following shall occur in connection with a Change of Control or a Change of Control Transaction (as those terms are defined in Section 11.2) or upon termination of the Participant's employment following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the acceleration of the Participant's ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Incentive Bonus, the acceleration of the Participant's right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus and/or in the case of Incentive Stock, the lapse and expiration of any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award that shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award or other procedure whereby the Participant may realize the full benefit of the Award.

        11.2 DEFINITIONS.  Unless the Committee shall provide otherwise,

        "Change of Control" shall mean an occurrence of any of the following events:

             (a) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) immediately after which such person or group has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding Voting Securities, except in the case of an acquisition by any person or group that immediately prior to such acquisition already had Beneficial Ownership of more than 50% of the combined voting power of the Company's then outstanding Voting Securities;

             (b) approval by the stockholders of (i) a merger, consolidation or reorganization involving the Company unless the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") shall adopt or assume this Plan and all Participants' Awards under this Plan and either (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, more than 50% of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or
        (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Company; or

             (c) such other events as the Committee from time to time may specify.

         "Change of Control Transaction" shall mean any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction that is intended to or reasonably expected to result in a Change of Control.

SECTION 12.  TAXES

        12.1 WITHHOLDING REQUIREMENTS. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

        12.2 PAYMENT OF WITHHOLDING TAXES. Notwithstanding the terms of
Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to such Award or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 13.  AMENDMENTS OR TERMINATION

         The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan, but no such amendment shall, without the approval of the stockholders of the Company:

             (a) materially increase the maximum number of Shares for which Awards may be granted under this Plan;

             (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

             (c) reduce the exercise price of outstanding Options;

             (d) impair the rights of any Participant, without such Participant's consent, under any Award granted to such Participant prior to the date of any Change of Control;

             (e) extend the term of this Plan; or

             (f) change the class of persons eligible to be Participants.

SECTION 14.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

         This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

         No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15.  OPTION GRANTS BY SUBSIDIARIES

         In the case of a grant of an option to any Eligible Person employed by a subsidiary of the Company, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the subsidiary for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 16.  NO RIGHT TO COMPANY EMPLOYMENT

         Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 17.  EFFECTIVENESS AND EXPIRATION OF PLAN

         This Plan shall be effective on the date the Board adopts this Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; PROVIDED that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than ten
(10) years after the effective date of this Plan.

SECTION 18.  NON-EXCLUSIVITY OF PLAN

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 19.  GOVERNING LAW

         This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

                                                                     APPENDIX B

                               [FRONT OF PROXY CARD]

              THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF
                            AFTERMARKET TECHNOLOGY CORP.
                        FOR ANNUAL MEETING OF STOCKHOLDERS
                                    MAY 10, 2000

The undersigned stockholder of Aftermarket Technology Corp. (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement, each dated March 31, 2000, and the undersigned hereby revokes all prior proxies and hereby constitutes and appoints Michael T. DuBose, Barry C. Kohn and Joseph Salamunovich, and each of them (each with full power of substitution and with full power to act without the others), the proxies of the undersigned, to represent the undersigned and to vote all the shares of common stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 10, 2000 at 9:00 a.m., Central time, at the Hilton Lisle/Naperville, 3003 Corporate West Drive, Lisle, Illinois, and at any adjournment thereof.

             PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
                       RETURN IT IN THE ENCLOSED ENVELOPE.

                          [REVERSE SIDE OF PROXY CARD]

THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; WHERE NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO MATTERS DESCRIBED IN PROPOSAL 3.

Please mark
your vote as    /X/
indicated in
this example


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  Election of Directors:

        FOR all nominees             WITHHOLD
      listed to the right           AUTHORITY                INSTRUCTION:  To vote against any nominee, strike a line through the
     (except as marked to    to vote for all nominees                     nominee's name in the list below:
         the contrary)         listed to the right
             / /                       / /                  Robert Anderson        Mark C. Hardy              William A. Smith
                                                            Richard R. Crowell     Dr. Michael J. Hartnett    J. Richard Stonesifer
                                                            Michael T. DuBose      Gerald L. Parsky
                                                            Dale F. Frey           Richard K. Roeder

2.  Approval of 2000 Stock Incentive Plan:            3.  To vote upon such other business as may properly come before the meeting or any adjournment thereof.
           FOR      AGAINST     ABSTAIN
           / /        / /         / /

                                                                   DATED: _______________________________________________, 2000

                                                                   ____________________________________________________________

                                                                   ____________________________________________________________
                                                                   (Please sign exactly as your name appears hereon. If the
                                                                   stock is registered in the name of two or more persons,
                                                                   each should sign. When signing as an executor, administrator, trustee, guardian, attorney, or corporate officer, please
                                                                   add your full title as such.)